As filed with the Securities and Exchange Commission on November 1, 2007
Registration No. 333-137691

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABN AMRO HOLDING N.V.
ABN AMRO BANK N.V.
(Exact Name of Registrant as Specified in Its Charter)

The Netherlands		N/A
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Gustav Mahlerlaan 1082 PP Amsterdam The Netherlands (31-20) 383 68 21
(Address and telephone number of registrants’ principal executive offices)
Laura Schisgall General Counsel, North America AANA Legal Department ABN AMRO Bank NV 55 East 52nd Street New York, NY 10055 (212) 409-5341 (Name, address and telephone number of agent for service)

Copies to:
Ray Ibrahim Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450–4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-137691) is being filed by ABN AMRO Holding N.V. and ABN AMRO Bank N.V. for the purpose of (i) removing LaSalle Funding LLC, a limited liability company formed under the laws of the State of Delaware, as an issuer and co-registrant to the Registration Statement hereunder and (ii) removing from this Registration Statement the base prospectus that applies to the debt securities of LaSalle. No other changes are being made to the base prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

ABN AMRO Holding N.V. and ABN AMRO Bank N.V.

The Articles of Association of ABN AMRO Holding N.V. (“Holding”) and ABN AMRO Bank N.V. contain no provisions under which any member of the supervisory board or the managing board or any officer of the respective registrants is indemnified in any manner against any liability which he or she may incur in the capacity as such. However, the Articles of Association of the respective registrants provide that the annual accounts shall be adopted at the shareholders meeting of the respective registrants and that the shareholders meeting shall make all decisions regarding the discharge of the members of the respective registrants’ managing board and supervisory board in respect of their management and supervision respectively. Under Dutch law, this discharge is not absolute and would not be effective as to any matters not disclosed to the respective registrants’ shareholders. Furthermore, this discharge may not set aside general rules regarding liability of the members of the respective managing boards with regard to the proper fulfillment of their task. Certain officers and members of the supervisory board and the managing board of the respective registrants are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 9. Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings.

(1) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Holding’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 8 of this Registration Statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) The undersigned registrants hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (3)(a)(i), (3)(a)(ii) and (3)(a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

     (e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (f) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-137691) to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, as of the 31st of October, 2007.

ABN AMRO Holding N.V.

By:	*
	Name:	R.W.J. Groenink
	Title:	Chairman of the Managing Board Chief Executive Officer

By:	*
	Name:	H.G. Boumeester
	Title:	Member of the Managing Board Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-137691) has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date
*			Chairman of the Managing Board Chief Executive Officer	Date: October 31, 2007
R.W.J. Groenink
*			Member of the Managing Board Chief Financial Officer	Date: October 31, 2007
H.G. Boumeester
*			Member of the Managing Board	Date: October 31, 2007
W.G. Jiskoot
*			Member of the Managing Board	Date: October 31, 2007
J.Ch.L. Kuiper
*			Member of the Managing Board	Date: October 31, 2007
P.S. Overmars
*			Member of the Managing Board	Date: October 31, 2007
R. Teerlink

*By:	/s/ Laura Schisgall			Date: October 31, 2007
	Name:	Laura Schisgall
	Title:	Attorney-in-fact

*By:	/s/ Russell Brenner			Date: October 31, 2007
	Name:	Russell Brenner
	Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

/s/ Laura Schisgall				Date: October 31, 2007
Laura Schisgall
as the duly authorized representative of ABN AMRO Holding N.V. in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-137691) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Amsterdam, The Netherlands, as of the 31st of October, 2007.

ABN AMRO Bank N.V.

By:	*
	Name:	R.W.J. Groenink
	Title:	Chairman of the Managing Board Chief Executive Officer

By:	*
	Name:	H.G. Boumeester
	Title:	Member of the Managing Board Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-137691) has been signed by the following persons in the capacities and on the dates indicated.

Signature			Title	Date
*			Chairman of the Managing Board Chief Executive Officer	Date: October 31, 2007
R.W.J. Groenink
*			Member of the Managing Board Chief Financial Officer	Date: October 31, 2007
H.G. Boumeester
*			Member of the Managing Board	Date: October 31, 2007
W.G. Jiskoot
*			Member of the Managing Board	Date: October 31, 2007
J.Ch.L. Kuiper
*			Member of the Managing Board	Date: October 31, 2007
P.S. Overmars
*			Member of the Managing Board	Date: October 31, 2007
R. Teerlink

*By:	/s/ Laura Schisgall			Date: October 31, 2007
	Name:	Laura Schisgall
	Title:	Attorney-in-fact

*By:	/s/ Russell Brenner			Date: October 31, 2007
	Name:	Russell Brenner
	Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

/s/ Laura Schisgall				Date: October 31, 2007
Laura Schisgall
as the duly authorized representative of ABN AMRO Bank N.V. in the United States

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to ordinary shares issued by ABN AMRO Holding N.V.
*1.2	Underwriting Agreement relating to preference shares issued by ABN AMRO Holding N.V.
*1.3	Underwriting Agreement relating to purchase contracts issued by ABN AMRO Holding N.V.
*1.4	Underwriting Agreement relating to units issued by ABN AMRO Holding N.V.
*1.5	Underwriting Agreement relating to warrants issued by ABN AMRO Holding N.V.
*1.6	Underwriting Agreement relating to debt securities issued by ABN AMRO Holding N.V.
*1.7	Form of U.S. Distribution Agreement relating to senior debt securities issued by ABN AMRO Bank N.V.
*1.8	Form of Selling Agent Agreement relating to senior debt securities issued by LaSalle Funding LLC
4.1
Specimen ABN AMRO Holding N.V. American Depository Receipt (incorporated herein by reference to Exhibit 2.2 to its Annual Report on Form 20-F for the year ended December 31, 2002 (Nos. 1-14624, 5-52647))

*4.2	Specimen ABN AMRO Holding N.V. preference share certificate
*4.3	Form of ABN AMRO Holding N.V. Senior Indenture
*4.4	Form of ABN AMRO Bank N.V. Senior Indenture
*4.5	Form of LaSalle Funding LLC Senior Indenture
*4.6	Form of ABN AMRO Holding N.V. Subordinated Indenture
*4.7	Form of ABN AMRO Bank N.V. Subordinated Indenture
*4.8	Form of Purchase Contract Agreement
*4.9	Form of Warrant Agreement
*4.10
Amended and Restated Deposit Agreement dated as of May 20, 1997, between ABN AMRO Holding N.V. and Morgan Guarantee Trust Company of New York (succeeded through merger by JPMorgan Chase Bank), as Depositary (incorporated herein by reference to the Registration Statement on Form F-6/EF filed by ABN AMRO Holding N.V. on September 20, 2001 (File No. 333-13922))

*4.12	Form of ABN AMRO Bank N.V. Senior Note
*5.1
Opinion of Clifford Chance Limited Liability Partnership as to the validity of the ordinary shares, preference shares and the debt securities guarantees of ABN AMRO Holding N.V. and the debt securities guarantees of ABN AMRO Bank N.V. (Dutch law)

*5.2
Opinion of Davis Polk & Wardwell as to the validity of the ADSs, purchase contracts, units, warrants, debt securities and the debt securities guarantees of ABN AMRO Holding N.V., the debt securities and the debt securities guarantees of ABN AMRO Bank N.V. and the debt securities of LaSalle Funding LLC

*12.1
Statement regarding the computation of consolidated ratio of earnings to fixed charges for the year ended December 31, 2006, 2005 and 2004 (incorporated herein by reference to Exhibit 7.1 to the Annual Report on Form 20-F for the year ended December 31, 2006 (File No. 1-14624))

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*12.2
Statement regarding the computation of consolidated ratio of earnings to fixed charges for the six-month period ended June 30, 2007 only (incorporated herein by reference to the Report on Form 6-K dated August 31, 2007 of ABN AMRO Holding N.V.)

*23.1	Consent of Ernst & Young
*23.2	Consent of Clifford Chance Limited Liability Partnership (included in Exhibit 5.1)
*23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.2)
*24.1	Powers of Attorney (included on the signature pages)
*25.1	Statement of Eligibility of Wilmington Trust Company
*25.2	Statement of Eligibility of The Bank of New York Trust Company, N.A.
_______________________

*	Previously filed.

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